UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Shutterfly, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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____________________________________________________________________________________

On March 2, 2015, Shutterfly, Inc. (“Shutterfly” or the “Company”) issued the following media release:
Shutterfly Statement Regarding Notice of Stockholder Proposal from Marathon Partners L.P.
Shutterfly announced today that it received notice from Marathon Partners L.P. regarding its intent to nominate three candidates to stand for election to the Shutterfly Board of Directors at the 2015 annual meeting of Shutterfly stockholders.
The Board of Directors and Corporate Governance Committee will evaluate the proposed director nominees based on the criteria set forth in the Charter of the Governance Committee and Shutterfly’s 2014 proxy statement and will make a recommendation based on the best interests of all stockholders. Shutterfly stockholders are not required to take any action at this time.
The Shutterfly Board of Directors and management team welcome open communications with, and are committed to acting in the best interests of all stockholders and value constructive input toward the goal of maximizing long-term stockholder value.
Shutterfly’s management team continues to build a robust, sustainable business with solid momentum in its core businesses. Shutterfly recently announced strong fourth quarter results with revenue growth of 18%, representing its 56th consecutive quarter of year-on-year revenue growth, adjusted EBITDA growth of 16%, and net income per share growth of 128%. These results capped record revenue, adjusted EBITDA and free cash flow for full year 2014. Since Shutterfly’s IPO in 2006, revenue and adjusted EBITDA have grown at a compound annual growth rate of 29%, with free cash flow growing more than 74% over the same period.
The Shutterfly Board of Directors and management team have demonstrated their ongoing commitment to return value to stockholders through the repurchase of nearly $100 million of shares over the past 14 months and the recently announced authorization by the Board of Directors to repurchase up to an additional $300 million of Shutterfly common stock. Shutterfly believes that this share repurchase program is consistent with its long-term capital allocation strategy, which aims to maximize stockholder value while maintaining flexibility to make strategic investments and acquisitions.
About Shutterfly, Inc.
Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; ThisLife, a private, cloud-based solution that makes it easy for consumers to find, share and enjoy their photos and videos, all in one place; and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (NASDAQ:SFLY), visit www.shutterflyinc.com.
Non-GAAP Financial Information
This media release contains financial measures not computed according to Generally Accepted Accounting Principles (GAAP), including adjusted EBITDA and free cash flow. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Fourth quarter and year end 2014 results and related reconciliations are contained in Shutterfly's earnings release dated February 12, 2015. The method Shutterfly uses to produce non-GAAP financial measures may differ from methods used by other companies.
Shutterfly believes that these non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provide useful information to investors and management about Shutterfly’s financial condition, operating results and liquidity and thus are appropriate to enhance an overall understanding of Shutterfly’s historical financial performance and trends relating to its future performance. These adjustments to Shutterfly’s GAAP results are made with the intent of providing both management and investors a more complete understanding of Shutterfly’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate Shutterfly’s financial results, develop budgets and manage expenditures. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or cash flow from operating activities determined in accordance with GAAP. For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's Web site at www.sec.gov.
Notice Regarding Forward-Looking Statements
This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include statements regarding the proposed director nominees, Shutterfly’s future financial results and its share repurchase program. Actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, that historical growth rates and results may not be indicative of future growth rates and results; economic downturns and the general state of the economy; decreased consumer discretionary spending as a result of the macroeconomic environment; our ability to expand our customer base and increase sales to existing customers; our ability to meet production requirements; unforeseen difficulties executing on our strategic restructuring activities, our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business;  unforeseen changes in expense levels; competition and the pricing strategies of our competitors, which could lead to pricing pressure; and the effect the announcement of the stockholder proposal and nominations may have on Shutterfly’s relationships with its stockholders and other constituencies and on Shutterfly’s ongoing business operations. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of Shutterfly’s most recent Form 10-K and Form 10-Q, and Shutterfly’s other filings, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and Shutterfly assumes no obligation to update this information.
Important Additional Information
Shutterfly intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2015 Annual Meeting (the “Proxy Statement”).  Shutterfly, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2015 Annual Meeting. Information regarding the names of Shutterfly’s directors and executive officers and their respective interests in Shutterfly by security holdings or otherwise is set forth in Shutterfly’s proxy statement for the 2014 Annual Meeting of the Stockholders, filed with the SEC on April 10, 2014. To the extent holdings of such participants in Shutterfly’s securities have changed since the amounts described in the 2014 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Shutterfly’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 18, 2015. Details concerning the nominees of Shutterfly’s Board of Directors for election at the 2015 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF SHUTTERFLY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING SHUTTERFLY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by Shutterfly free of charge from the SEC’s website, www.sec.gov. Shutterfly stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California, or from Shutterfly’s website, www.shutterflyinc.com.

Contacts Media Relations: Gretchen Sloan, 650-610-5276 gsloan@shutterfly.com	Investor Relations: Michael Look, 650-610-5910 mlook@shutterfly.com

Shutterfly, Inc.
Reconciliation of GAAP to Non-GAAP Balances
(In thousands)
(Unaudited)	Year ended	Year ended

	Dec. 31, 2006	Dec. 31, 2014	CAGR

Net Revenues	$123,353	$921,580	29%

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

GAAP net income (loss)	$5,798	($7,860)
Add back:
Interest expense	266	16,732
Interest and other income, net	(2,387)	(508)
Tax Provision/ (Benefit)	3,942	(2,119)
Depreciation and amortization	10,525	64,885
Amortization of intangible assets	222	33,867
Charitable contribution expense for shares issued to foundation	923	-
Stock-based compensation expense	2,300	61,762

Non-GAAP Adjusted EBITDA	$21,589	$166,759	29%

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA and Free Cash Flow

Net cash provided by (used in) operating activities	$23,485	$166,488
Interest expense	266	16,732
Interest and other income, net	(2,387)	(508)
Tax Provision/ (Benefit)	3,942	(2,119)
Changes in operating assets and liabilities	(699)	(4,360)
Other adjustments	(3,018)	(9,474)
Non-GAAP Adjusted EBITDA	$21,589	$166,759
Less: Purchases of property and equipment	(20,681)	(68,495)
Less: Capitalized technology & development costs	-	(21,748)

Free cash flows	$908	$76,516	74%